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                                                                   Exhibit 3.2

                          CERTIFICATE OF  AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CASTLE TOWER HOLDING CORP.


     Castle Tower Holding Corp., a corporation organized and existing and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation by Unanimous Written Consent, adopted the following resolution:

          RESOLVED, that the Corporation amend Article FOURTH of its Certificate of Incorporation as on file with the Secretary of State of Delaware to read in its entirety as set forth below:

     FOURTH: The Corporation shall be authorized to issue 7,770,000 shares of capital stock, which shall be divided into 270,000 shares of Class A Common Stock, with a par value of one cent ($.01) per share (the "Class A Stock"), 5,000,000 shares of Class B Common Stock, with a par value of one cent ($.01) per share (the "Class B Stock"), and 2,500,000 shares of Preferred Stock, with a par value of one cent ($.01) per share (the "Preferred Stock").

     The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation.

I.   CLASS A COMMON STOCK AND CLASS B COMMON STOCK
     ---------------------------------------------

     1. Except as specifically set forth herein, the rights of the holders of Class A Stock and Class B Stock shall be identical, and the Class A Stock and Class B Stock shall be treated as a single class of Common Stock and shall be referred to herein collectively as the "Common Stock." The voting, dividend and liquidation rights of the holders of the Class A Stock and Class B Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

     2.   Voting.   The holders of the Class B Stock are entitled to one vote
          ------
for each share held at all meetings of stockholders (and written actions in lieu of meetings). The holders of Class A Stock are entitled to such number of votes per share of Class A Stock as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Class A Stock is then convertible. There shall be no cumulative voting.

     3.   Dividends.  Dividends may be declared and paid on the Class A Stock
          ---------
and Class B Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Any dividend declared by the Board of Directors shall be declared and paid upon the outstanding shares of Class A Stock and Class B Stock in equal amounts per share (treating each share of Class A Stock as being equal to the number of shares of Class B Stock (including fractions of a share) into which each share of Class A Stock is then convertible) and without preference or
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priority of either the Class A Stock or the Class B Stock over the other, provided that dividends payable in stock of the Corporation may be declared and paid on the Class A Stock in shares of Class A Stock and on the Class B Stock in shares of Class B Stock.

     4.   Liquidation. Dissolution or Winding Up. In the event of any voluntary
          --------------------------------------
or involuntary liquidation, dissolution or winding up on the Corporation, after payment of all preferential amounts required to be paid to the holders of Preferred Stock, the holders of shares of Class A Stock and Class B Stock then outstanding shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For this purpose, each share of Class A Stock shall be entitled to receive the amount which would be payable shares of Class B Stock issued on conversion of such Class A Stock if such conversion had occurred immediately prior to such distribution.

5.   Conversion of Class A Stock.
     ---------------------------

     5A.  Optional Conversion. Each share of Class A Stock shall be convertible,
          -------------------
at the option of the holder, at any time and from time to time, into 1.5231 shares of fully paid and non assessable shares of Class B Stock ("Class A Conversion Rate").

     5B.  Mandatory Conversion. The Corporation may, at its option, require all
          --------------------
(and not less than all) holders of shares of Class A Stock then outstanding to convert their shares of Class A Stock into shares of Class B Stock, at the then effective Class A Conversion Rate pursuant to Section 5A, simultaneously with the conversion of outstanding shares of Series A Convertible Preferred Stock pursuant to Section II.5O. of this Article Fourth. All holders of record of shares of Class A Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Class A Stock. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Class A Stock at such holder's address last shown on the records of the transfer agent for the Class A Stock (or the records of the Corporation, if it serves as its own transfer agent). On or before the date fixed for conversion, each holder of shares of Class A Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class B Stock to which such holder is entitled. On the date fixed for conversion, all rights with respect to the Class A Stock so converted, including the rights, if any, to receive notices and vote, will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates thereof, to receive certificates for the number of shares of Class B Stock into which such Class A Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As promptly as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Class A Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class B Stock issuable on such conversion in accordance with the provisions hereof. All certificates evidencing shares of Class A Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been

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retired and canceled and the shares of Class A Stock represented thereby converted into Class B Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Class A Stock accordingly.

     5C.  Fractional Shares: Partial Conversion. No fractional shares shall be
          -------------------------------------
issued upon conversion of Class A Stock into Class B Stock. In case the number of shares of Class A Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Class B Stock would, except for the provisions of the first sentence of this subparagraph 5D, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Class A Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation without minority, marketability or similar discounts. In the event of a liquidation of the Corporation, the aforesaid conversion rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Class A Stock. In order for a holder of Class A Stock to convert shares of Class A Stock into shares of Class B Stock, such holder shall surrender the certificate or certificates for such shares of Class A Stock, at the office of the transfer agent for the Class A Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Class A Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class B Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Class A Stock Conversion Date"). The Corporation shall, as soon as practicable after the Class A Conversion Date, issue and deliver at such office to such holder of Class A Stock, or to his or its nominees, a certificate or certificates for the number of shares of Class B Stock to which such holder shall be entitled. The Corporation shall at all times when the Class A Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class A Stock, such number of its duly authorized shares of Class B Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Stock. All shares of Class A Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Class A Stock Conversion Date, except only the right of the holders thereof to receive shares of Class B Stock in exchange therefor. Any shares of Class A Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Class A Stock accordingly.

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     5D.  Subdivision or Combination of Class B Stock.  In case the Corporation
          -------------------------------------------
shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Class B Stock into a greater number of shares, the Class A Conversion Rate pursuant to Section 5A shall be proportionately increased, and, conversely, in case the outstanding shares of Class B Stock shall be combined into a smaller number of shares, the conversion rate shall be proportionately reduced.

     5E.  Reorganization or Reclassification.  If any capital reorganization or
          ----------------------------------
reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Class B Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class B Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Class A Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class B Stock immediately theretofore receivable upon the conversion of such share or shares of Class A Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class B Stock equal to the number of shares of such Class B Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Class A Conversion Rate) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     5F.  Notice of Adjustment. Upon any adjustment of the Class A Conversion
          --------------------
Rate, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Class A Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the conversion rate resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

     5G.  Other Notices.  In case at any time:
          -------------

     (1) the Corporation shall declare any dividend upon its Class B Stock payable in cash or stock or make any other distribution to the holders of its Class B Stock;

     (2) the Corporation shall offer for subscription pro rata to the holders of its Class B Stock any additional shares of stock of any class or other rights;

     (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

     (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Class A Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Class B Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Class B Stock shall be entitled to exchange their Class B Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

     5H.  Stock to be Reserved.  The Corporation will at all times reserve and
          --------------------
keep available out of its authorized Class B Stock, solely for the purpose of issuance upon the conversion of Class A Stock as herein provided, such number of shares of Class B Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Stock. The Corporation covenants that all shares of Class B Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Class B Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Class B Stock may be listed. The Corporation will not take any action which results in any adjustment of the Class A Conversion Rate if the total number of shares of Class B Stock issued and issuable after such action upon conversion of the Class A Stock would exceed the total number of shares of Class B Stock then authorized by the Certificate of Incorporation.

     5I.  No Reissuance of Class A Stock. Shares of Class A Stock which are
          ------------------------------
converted into shares of Class B Stock as provided herein shall not be reissued.

II.  SERIES A CONVERTIBLE PREFERRED STOCK
     ------------------------------------

     1.   Number of Shares. There shall be a series of Preferred Stock
          ----------------
designated and known as "Series A Convertible Preferred Stock" which shall consist of 1,500,000 shares.

     2.   Voting.
          ------

     2A.  General. Except as may be otherwise provided in these terms of the
          -------
Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

     2B.  Board Size. The Corporation shall not, without the written consent or
          ----------
affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (as defined in Section III of this Article Fourth), voting together, consenting or voting (as the case may be) separately from all other classes or series of capital stock, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven (7).

     2C.  Board Seats. The holders of the Series A Convertible Preferred Stock
          -----------
and Series B Convertible Preferred Stock, voting together, separately from all other classes and series of capital stock of the Corporation shall be entitled to elect two (2) directors of the Corporation. The holders of the Class A Stock voting as a separate class, shall be entitled to elect two (2) directors of the Corporation. The holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and both classes of Common Stock, voting together as a single class, shall be entitled to elect three (3) directors of the Corporation (with each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock entitled to that number of votes per share on each such action as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock is then convertible.) At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, a vacancy in any directorship elected by the holders of the Class A Stock shall be filled only by vote or written consent of the holders of the Class A Stock and a vacancy in any directorship elected jointly by the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and the Common Stock shall be filled only by vote or written consent of the holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and the Common Stock as provided above.

     3.   Dividends. The holders of the Series A Convertible Preferred Stock
          ---------
shall be entitled to receive, out of funds legally available therefore, and the Company shall declare and pay dividends on the Series A Convertible Preferred Stock at the same rate as dividends (other than dividends payable in additional shares of Common Stock) are declared and paid with respect to the Common Stock (treating each share of Series A Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible).

     4.   Liquidation. Subject to the senior liquidation rights of the Series B
          -----------
Convertible Preferred Stock as set forth in Section III of this Article Fourth, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, to be

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paid an amount equal to the greater of (i) $6.00 per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 5 of this Section II immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Series A Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation available to be so distributed if any shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series A Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Series A Liquidation Payments and the place where said Series A Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock shall rank on liquidation senior to the Series A Convertible Preferred Stock.

     5.   Conversion.  The holders of shares of Series A Convertible Preferred
          ----------
Stock shall have the following conversion rights:

     5A.  Optional Conversion.  Subject to the terms and conditions of this
          -------------------
paragraph 5, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Class B Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $6.00 and (ii) dividing the result by the conversion price of $6.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion

(such price, or such price as last adjusted, being referred to as the "Series A Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Class B Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other of office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class B Stock shall be issued.

     5B.  Issuance of Certificates: Time Conversion Effected.  Promptly after
          --------------------------------------------------
the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Class B Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price shall be determined as of the close of business on the date on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class B Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

     5C.  Fractional Shares: Dividends: Partial Conversion.  No fractional
          ------------------------------------------------
shares shall be issued upon conversion of Series A Convertible Preferred Stock into Class B Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class B Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, declared but unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Class B Stock would, except for the provisions of the first sentence of this subparagraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

     5D.  Adjustment of Price Upon Issuance of Common Stock.  Except as provided
          -------------------------------------------------
in subparagraph 5E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(6), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price and
(b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

     For purposes of this subparagraph 5D, the following subparagraphs 5D(1) to 5D(6) shall also be applicable:

     5D(1)   Issuance of Rights or Options.  In case at any time the Corporation
             -----------------------------
shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

     5D(2)   Issuance of Convertible Securities.  In case the Corporation shall
             ----------------------------------
in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 5D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

     5D(3)   Change in Option Price or Conversion Rate.  Upon the happening of
             -----------------------------------------
any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2) or the rate at which Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series A Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series A Conversion Price then in effect hereunder shall forthwith be increased to the Series A Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

     5D(4)   Consideration for Stock.  In case any shares of Common Stock,
             -----------------------
Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

     5D(5)   Record Date.  In case the Corporation shall take a record of the
             -----------
holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     5D(6)   Treasury Shares.  The number of shares of Common Stock outstanding
             ---------------
at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 5D.

     5E.  Certain Issues of Common Stock Excepted.  Anything herein to the
          ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price in the case of the issuance from and after the date of filing of these terms of the Series A Convertible Preferred Stock of shares of Class B Stock issued upon the conversion of (a) shares of Series A Convertible Preferred Stock, (b) shares of Series B Convertible Preferred Stock, or (c) shares of Class A Stock.

     5F.  Subdivision or Combination of Common Stock.  In case the Corporation
          ------------------------------------------
shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     5G.  Reorganization or Reclassification.  If any capital reorganization or
          ----------------------------------
reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Class B Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class B Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class B Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class B Stock equal to the number of shares of such Class B Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     5H.  Notice of Adjustment.  Upon any adjustment of the Series A Conversion
          --------------------
Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series A Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

     5I.  Other Notices.  In case at any time:
          -------------

     (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

     (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

     (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

     5J.  Stock to be Reserved. The Corporation will at all times reserve and
          --------------------
keep available out of its authorized Class B Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Class B Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Class B Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series A Conversion Price if the total number of shares of Class B Stock issued and issuable after such action upon conversion of the Series

A Convertible Preferred Stock would exceed the total number of shares of Class B Stock then authorized by the Certificate of Incorporation.

     5K.  No Reissuance of Series A Convertible Preferred Stock. Shares of
          -----------------------------------------------------
Series A Convertible Preferred Stock which are converted into shares of Class B Stock as provided herein shall not be reissued.

     5L.  Issue Tax. The issuance of certificates for shares of Class B Stock
          ---------
upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

     5M.  Closing of Books. The Corporation will at no time close its transfer
          ----------------
books against the transfer of any Series A Convertible Preferred Stock or of any shares of Class B Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     5N.  Definition of Common Stock. As used in this paragraph 5, the term
          --------------------------
"Common Stock" shall mean and include the Corporation's authorized Class A Common Stock, par value $.01 per share, and the Corporation's authorized Class B Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Class B Stock receivable upon conversion of shares of Series A Convertible Preferred Stock shall include only shares designated as Class B Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5G of this Section II.

     5O.  Mandatory Conversion. If at any time the Corporation shall effect a
          --------------------
firm commitment underwritten public offering of shares of Common Stock in which
(i) the aggregate net proceeds to the Corporation after deducting underwriters commissions and discounts shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $100 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 5F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series A Convertible Preferred Stock shall automatically convert to shares of Class B Stock on the basis set forth in this paragraph 5. Holders of shares of Series A Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Class B Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 5C.

Until such time as a holder of shares of Series A Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Class B Stock to which such holder shall be entitled upon the surrender thereof.

     6A.  Mandatory Redemption.  Subject to the senior rights of the holders of
          --------------------
Series B Convertible Preferred Stock, on or after December 31, 2001, the Corporation shall redeem from each holder of shares of Series A Convertible Preferred Stock, at such holder's option, all of the shares of Series A Convertible Preferred Stock held by such holder on the Series A Redemption Date (as defined below).

     6B.  Redemption Price and Payment. The Series A Convertible Preferred Stock
          ----------------------------
to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount equal to $6.00 per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the Series A Redemption Date, such amount being referred to as the "Series A Redemption Price". Such payment shall be made in full on the Series A Redemption Date to the holders entitled thereto.

     6C.  Redemption Mechanics. Any holder of Series A Convertible Preferred
          --------------------
Stock desiring to exercise its option under Paragraph 6A shall provide written notice (the "Series A Redemption Notice") to the Corporation indicating (a) the number of Series A Convertible Preferred Shares held by such holder and (b) the date on which such redemption shall take place (the "Series A Redemption Date"), which Series A Redemption Date shall not be less than 45 days from the date the Series A Redemption Notice is delivered to the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex. Within five (5) days of receipt of any Series A Redemption Notice, the Corporation shall send written notice to all other holders of record of Shares of Series A Convertible Preferred Stock of the receipt (and the contents of) such Series A Redemption Notice. Any such holder may, by delivery of a Series A Redemption Notice within thirty (30) days of receipt of such notice from the Corporation, elect to have all of its shares of Series A Convertible Preferred Stock redeemed on the Series A Redemption Date indicated in the Series A Redemption Notice previously received by the Corporation. The Series A Redemption Price shall be payable to each holder at it or his address as shown by the records of the Corporation. From and after the close of business on the Series A Redemption Date, unless there shall have been a default in the payment of the Series A Redemption Price, all rights of holders of shares of Series A Convertible Preferred Stock requesting redemption (except the right to receive the Series A Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Convertible Preferred Stock on any Series A Redemption Date are insufficient to redeem the total number of outstanding shares of Series A Convertible Preferred Stock, the holders of shares of Series A Convertible Preferred Stock for which the Corporation has received a Series A Redemption Notice shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series A Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

     6D.  Redeemed or Otherwise Acquired Shares to be Retired. Any shares of
          ---------------------------------------------------
Series A Convertible Preferred Stock redeemed pursuant to this paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Convertible Preferred Stock.

III. SERIES B CONVERTIBLE PREFERRED STOCK
     ------------------------------------

     1.   Number of Shares. There shall be a series of Preferred Stock
          ----------------
designated and known as "Series B Convertible Preferred Stock" which shall consist of 1,000,000 shares.

     2.   Voting.  Except as may be otherwise provided herein or by law, the
          ------
Series B Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series B Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class B Stock (including fractions of a share) into which each share of Series B Convertible Preferred Stock is then convertible.

     3.   Dividends. The holders of the Series B Convertible Preferred Stock
          ---------
shall be entitled to receive, out of funds legally available therefore, and the Company shall declare and pay dividends on the Series B Convertible Preferred Stock at the same rate as dividends (other than dividends payable in additional shares of Common Stock) are declared and paid with respect to the Common Stock (treating each share of Series B Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series B Convertible Preferred Stock is then convertible).

     4.   Liquidation. Upon any liquidation, dissolution or winding up of the
          -----------
Corporation, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Convertible Preferred Stock, to be paid an amount equal to the greater of
(i) $12.00 per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 5 of this
Section III immediately prior to such liquidation, dissolution or winding up, and the holders of Series B Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Series B Liquidation Payments". If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series B Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of

Series B Convertible Preferred Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series B Convertible Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Series B Liquidation Payments and the place where said Series B Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series B Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding of the Corporation within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock and Series A Convertible Preferred Stock shall rank on liquidation junior to the Series B Convertible Preferred Stock.

     5.   Conversion.  The holders of shares of Series B Convertible Preferred
          ----------
Stock shall have the following conversion rights:

     5A.  Optional Conversion.   Subject to the terms and conditions of this
          -------------------
paragraph 5, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Class B Stock as is obtained by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $12.00 and (ii) dividing the result by the conversion price of $12.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Convertible Preferred Stock into Class B Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other of office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class B Stock shall be issued.

     5B.  Issuance of Certificates: Time Conversion Effected.  Promptly after
          --------------------------------------------------
the receipt of the written notice referred to in subparagraph 5A and surrender of the certificate or certificates for the share or shares of Series B Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Class B Stock issuable upon the conversion of such share or shares of Series B Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series B Conversion Price shall be determined as of the close of business on the date on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series B Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class B Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

     5C.  Fractional Shares: Dividends: Partial Conversion. No fractional shares
          ------------------------------------------------
shall be issued upon conversion of Series B Convertible Preferred Stock into Class B Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class B Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, declared but unpaid on the shares of Series B Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 5B. In case the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Class B Stock would, except for the provisions of the first sentence of this subparagraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series B Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

     5D.  Subdivision or Combination of Common Stock.  In case the Corporation
          ------------------------------------------
shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     5E.  Reorganization or Reclassification.   If any capital reorganization or
          ----------------------------------
reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Class B Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class B Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class B Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class B Stock equal to the number of shares of such Class B Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     5F.  Notice of Adjustment. Upon any adjustment of the Series B Conversion
          --------------------
Price pursuant to subparagraph 5D of this Section III, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series B Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

     5G.  Other Notices. In case at any time:
          -------------

     (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

     (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

     (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

     5H.  Stock to be Reserved. The Corporation will at all times reserve and
          --------------------
keep available out of its authorized Class B Stock, solely for the purpose of issuance upon the conversion of Series B Convertible Preferred Stock as herein provided, such number of shares of Class B Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock. The Corporation covenants that all shares of Class B Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series B Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Series B Conversion Price if the total number of shares of Class B Stock issued and issuable after such action upon conversion of the Series B Convertible Preferred Stock would exceed the total number of shares of Class B Stock then authorized by the Certificate of Incorporation.

     5I.  No Reissuance of Series B Convertible Preferred Stock. Shares of
          -----------------------------------------------------
Series B Convertible Preferred Stock which are converted into shares of Class B Stock as provided herein shall not be reissued.

     5J.  Issue Tax. The issuance of certificates for shares of Class B Stock
          ---------
upon conversion of Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Convertible Preferred Stock which is being converted.

     5K.  Closing of Books. The Corporation will at no time close its transfer
          ----------------
books against the transfer of any Series B Convertible Preferred Stock or of any shares of Class B Stock issued or issuable upon the conversion of any shares of Series B Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series B Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

     5L.  Definition of Common Stock. As used in this paragraph 5 of Section
          --------------------------
III, the term "Common Stock" shall mean and include the Corporation's authorized Class A Common Stock, par value $.01 per share, and the Corporation's authorized Class B Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series B Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Class B Stock receivable upon conversion of shares of Series B Convertible Preferred Stock shall include only shares designated as Class B Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5G of this Section III.

     5M.  Mandatory Conversion. If at any time the Corporation shall effect a
          --------------------
firm commitment underwritten public offering of shares of Common Stock in which
(i) the aggregate net proceeds to the Corporation after deducting underwriters commissions and discounts shall be at least $10,000,000 and (ii) the price paid by the public for such shares shall be at least $100 per share (appropriately adjusted to reflect the occurrence of any event described in subparagraph 5F), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Series B Convertible Preferred Stock shall automatically convert to shares of Class B Stock on the basis set forth in this paragraph 5. Holders of shares of Series B Convertible Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Class B Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 5C. Until such time as a holder of shares of Series B Convertible Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Class B Stock to which such holder shall be entitled upon the surrender thereof.

     6A.  Mandatory Redemption. On or after December 31, 2001, the Corporation
          --------------------
shall redeem from each holder of shares of Series B Convertible Preferred Stock, at such holder's option, all of the shares of Series B Convertible Preferred Stock held by such holder on the Series B Redemption Date (as defined below).

     6B.  Redemption Price and Payment. The Series B Convertible Preferred Stock
          ----------------------------
to be redeemed on the Series B Redemption Date shall be redeemed by paying for each share in cash an amount equal to $12.00 per share plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed to the Series B Redemption Date, such amount being referred to as the "Series B Redemption Price". Such payment shall be made in full on the Series B Redemption Date to the holders entitled thereto.

     6C.  Redemption Mechanics. Any holder of Series B Convertible Preferred
          --------------------
Stock desiring to exercise its option under Paragraph 6A shall provide written notice (the "Series B Redemption Notice") to the Corporation indicating (a) the number of Series B Convertible Preferred Shares held by such holder and (b) the date on which such redemption shall take place (the "Series B Redemption Date"), which Series B Redemption Date shall not be less than 45 days from the date the Series B Redemption Notice is delivered to the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex. Within five (5) days of receipt of any Redemption Notice, the Corporation shall send written notice to all other holders of record of Shares of Series B Convertible Preferred Stock of the receipt (and the contents of) such Redemption Notice. Any such holder may, by delivery of a Series B Redemption Notice within thirty (30) days of receipt of such notice from the Corporation, elect to have all of its shares of Series B Convertible Preferred Stock redeemed on the Series B Redemption Date indicated in the Series B Redemption Notice previously received by the Corporation. The Redemption Price shall be payable to each holder at it or his address as shown by the records of the Corporation. From and after the close of business on the Series B Redemption Date, unless there shall have been a default in the payment of the Series B Redemption Price, all rights of holders of shares of Series B Convertible Preferred Stock requesting redemption (except the right to receive the Series B Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Convertible Preferred Stock on any Series B Redemption Date are insufficient to redeem the total number of outstanding shares of Series B Convertible Preferred Stock, the holders of shares of Series B Convertible Preferred Stock for which the Corporation has received a Series B Redemption Notice shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series B Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

     6D.  Redeemed or Otherwise Acquired Shares to be Retired. Any shares of
          ---------------------------------------------------
Series B Convertible Preferred Stock redeemed pursuant to this paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Convertible Preferred Stock.

     6E.  Priority of Redemption.  The Series B Convertible Preferred Stock has
          ----------------------
priority over the Series A Convertible Preferred Stock with respect to the rights of redemption set forth in this paragraph 6. In the event the Corporation has insufficient funds to redeem all of the Series B Convertible Preferred Stock at the then applicable Series B Redemption Price, the Corporation shall not be permitted to redeem, and the holders of Series A Convertible Preferred Stock shall not be entitled to demand redemption of, any shares of Series A Convertible Preferred Stock until such time as the Corporation has redeemed all of the issued and outstanding Series B Convertible Preferred Stock as provided for herein.

     7.   Restrictions and Limitations.
          ----------------------------

     (a)  Corporate Actions: Amendments to Charter. The Corporation will not
          ----------------------------------------
amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least 66.67% of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, voting or consenting together (separately from any other class or series of capital stock of the Corporation), if such amendment or corporate action would:

          (i) adversely affect or significantly alter the rights (including but not limited to rights to a liquidation preference, dividend rights, voting rights, Board representation rights and conversion rights) of the holders of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; provided, however, that if such amendment or action would adversely affect or significantly alter such rights of only one of such series of Preferred Stock, then the holders of such series shall be entitled to approve as aforesaid such amendment or action, voting or consenting separately as a series;

          (ii) create, authorize the creation of or obligate the Corporation to authorize the creation of additional shares of Class A Stock or capital stock senior to or on a parity with the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (or securities convertible into such shares), or increase the authorized amount of Series A Convertible Preferred Stock (or securities convertible into shares of Series A Convertible Preferred Stock) or Series B Convertible Preferred Stock (or securities convertible into shares of Series B Convertible Preferred Stock); or

          (iii) issue or grant any shares of Common Stock or of warrants, options or other rights to purchase or acquire Common Stock except for the issuance of shares of Common Stock upon the conversion of shares of Series A Convertible Preferred Stock pursuant to the terms hereof, and the issuance of Series A Convertible Preferred Stock upon conversion of the Convertible Notes, and the issuance of shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock pursuant to the terms hereof.

     (b)  Additional Limitations.  For so long as 25% of the aggregate number of
          ----------------------
shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock initially issued remain outstanding, the Corporation will not, without the approval of the holders of at least 66.67% of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock:

          (i) Issue any debt securities which are convertible into, exchangeable for or otherwise entitle the holder to receive equity securities of the Corporation, other than securities which are issued in connection with borrowing by the Corporation from banks or other institutional lenders except for an aggregate of up to $10,000,000 in principal amount of Convertible Secured Subordinated Notes issued to the original holders of Series A Convertible Preferred Stock;

          (ii) redeem, purchase or otherwise acquire for value (or pay into or set aside a sinking fund for such purpose) any shares of Common Stock; or

          (iii) merge or consolidate with any other corporation, if at least a majority of the voting power of the Corporation, or the surviving corporation after such merger or consolidation, as the case may be, would not be owned by the holders of the capital stock of the Corporation before such merger or consolidation.

     8.   Amendments. No provision of the terms of the Series A Convertible
          ----------
Preferred Stock or Series B Convertible Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 66.67% of the then outstanding shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; provided, however, that if such amendment or action would adversely affect or significantly alter such rights of only one of such series of Preferred Stock, then the holders of such series shall be entitled to approve as aforesaid such amendment or action, voting or consenting separately as a series.

     SECOND: That said amendment has been consented to and authorized by all the holders of the issued and outstanding capital stock of the Corporation by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Edward C. Hutcheson, Jr., its President, and attested by Ted B. Miller, Jr., its Secretary, this the 2nd day of July, 1996, and by execution hereof does declare and certify that this is the act and deed of the Corporation and the facts herein stated are true.


                                    /s/ EDWARD C. HUTCHESON, JR.
                                    --------------------------------------------
                                    Edward C. Hutcheson, Jr., President


                                    /s/ TED B. MILLER, JR.
                                    --------------------------------------------
                                    Ted B. Miller, Jr., Secretary